EMPLOYMENT AGREEMENT AMENDMENT

THIS EMPLOYMENT AGREEMENT AMENDMENT (the “Amendment”) is entered into effective as of January I, 2018 (the “Effective Date”), is between Rhino GP LLC (“Employer”) and William L. Tnorto (“Employee”).

WITNESSETH

WHEREAS, Employee is currently employed by Employer pursuant to an Employment Agreement dated December 30, 2016 (the “Prior Agreement”).

WHEREAS, Employer and Employee now desire to amend the Prior Agreement, and have executed this Amendment to evidence the terms of their agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Section 3 of the Prior Agreement is hereby deleted and replaced in its entirety with the following language:

“Base Salarv. The Employer shall pay Executive a base salary (the “Base Salary”)at the initial annual rate of $435,000 per year, which Base Salary shall be evaluated annually for potential increase, payable in regular installments in accordance with the usual executive payroll practices of Employer. “

2. All other terms and conditions in the Prior Agreement shall remain unchanged except to the extent specifically modified herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

EMPLOYEE:

/s/ William L. Tuorto
Name:	William L. Tuorto

EMPLOYER:

RHINO GPLLC:

By:	/s/ Richard A. Boone
Title:	Richard A. Boone
Name:	President and Chief Executive Officer